Exhibit 10.6

LANDLORD LETTER OF CREDIT AGREEMENT

THIS LANDLORD LETTER OF CREDIT AGREEMENT (the “Agreement”) is deemed to be effective as of March 24, 2020 (the “Effective Date”), by and among Jaguar Health, Inc., a Delaware corporation (the “Company”), and Charles Conte, M.D. (the “LC Facilitator”).

RECITALS

A.          In consideration of LC Facilitator having a Letter of Credit issued from LC Facilitator’s financial institution in favor of the Company’s landlord as set forth in this Agreement, the Company desires to compensate LC Facilitator for having such Letter of Credit (as defined below) issued on the Company’s behalf, all as more fully set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the LC Facilitator hereby agree as follows:

1.	Issuance of Letter of Credit & Payment.

a.            Issuance of Letter of Credit. Subject to the terms and conditions of this Agreement, including fulfillment of the conditions set forth in Section 4 below, LC Facilitator shall cause his financial institution to issue a letter of credit in the amount of Four Hundred Seventy-Five Thousand Dollars ($475,000) (the “Letter of Credit”) on behalf of the Company in favor of the Company’s landlord, CA-Mission Street Limited Partnership, a Delaware limited partnership (the “Landlord”), in accordance with the terms and conditions set forth in the Company’s lease with its Landlord for the premises located at 201 Mission Street, Suite 2375, San Francisco, CA (the “Lease”) to secure Company’s obligations under the Lease as specified under the Letter of Credit and the Lease. LC Facilitator understands and agrees that the Letter of Credit will expire no earlier than December 31, 2020; provided, however, that the Company, at no additional cost, may replace the Letter of Credit on an earlier date, at the Company’s sole discretion, upon thirty (30) days’ written notice to LC Facilitator.

b.            Payment Terms. In accordance with the terms of this Agreement, including fulfillment of the conditions set forth in Section 4 below, the Company hereby agrees to pay, in arrears, to LC Facilitator an amount equal to $10,000.00 per month for each full month that the Letter of Credit is outstanding. Notwithstanding the foregoing, for those months where the Letter of Credit is outstanding for less than the full month, the Company shall pay LC Facilitator an amount equal to $328.77 per day that the Letter of Credit is outstanding for any such month. The Company will make each month’s payment by check or wire transfer to LC Facilitator on or before the 10th day of each month. The Company’s payment obligation will commence on the date upon which the conditions set forth in Section 4b hereof have been satisfied.

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c.            Setup Expenses. The Company will reimburse LC Facilitator up to $7,500.00 for reasonable out-of-pocket expenses incurred in establishing the Letter of Credit, regardless of whether the Landlord accepts the Letter of Credit.

2.            Company’s Representations and Warranties. The Company hereby represents and warrants to LC Facilitator as of the Effective Date as follows, subject to any exceptions as are disclosed prior to the Effective Date in the Company’s reports, schedules, forms, statements and other documents filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), which SEC Reports as filed prior to the Effective Date shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosures contained in the SEC Reports as filed prior to the Effective Date:

a.            Organization, Good Standing and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, and to carry out the provisions of this Agreement and to carry on its business as presently conducted.

b.            Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder has been taken or will be taken prior to the Effective Date.

c.            No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate or result in a breach of or constitute a default under any contract or agreement to which the Company is a party or by which it is bound, (ii) conflict with or result in a breach of or constitute a default under any provision of the certificate of incorporation or bylaws (or other charter documents) of the Company, or (iii) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which the Company is subject.

d.            SEC Reports; Financial Statements. The Company has filed all SEC Reports required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material). The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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e.            Absence of Litigation. Neither the Company nor any of its directors is engaged in any litigation, administrative, mediation or arbitration proceedings or other proceedings or hearings before any statutory or governmental body, department, board or agency and is not the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body. Except as set forth in the SEC Reports, no such proceedings, investigation or inquiry are pending or, to the Company’s knowledge, threatened against the Company, and, to the Company’s knowledge, there are no circumstances likely to give rise to any such proceedings.

3.            LC Facilitator Representations and Warranties. LC Facilitator represents and warrants that he has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on LC Facilitator’s part required for the lawful execution and delivery of this Agreement has been or will be taken prior to the Effective Date.

4.	Conditions to Consummate the Transaction.

a.            The obligation of LC Facilitator to consummate the transaction contemplated herein is subject to the satisfaction on or before the Effective Date of the following conditions, all or any of which may be waived in writing by LC Facilitator to consummate the transaction so contemplated:

i.            Performance. The Company shall have performed all obligations, covenants and agreements herein required to be performed by the Company on or prior to the Effective Date.

ii.            Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Effective Date.

iii.            Consents and Approvals. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

iv.            Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Date.

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b.            The obligation of the Company to consummate the transaction contemplated herein is subject to the satisfaction on or before the Effective Date of the following conditions, all or any of which may be waived in writing by the Company as to its obligation to consummate the transaction so contemplated:

i.            Performance. LC Facilitator shall have performed all obligations, covenants and agreements herein required to be performed by LC Facilitator on or prior to the Effective Date.

ii.            Instruments and Documents. All instruments and documents required to carry out this Agreement or incidental thereto shall be reasonably satisfactory to the Company and the Landlord.

iii.      Representations and Warranties. The representations and warranties of LC Facilitator contained in this Agreement shall be true and correct in all respects on and as of the Effective Date.

5.	Miscellaneous.

a.            Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby for a period of one year.

b.            Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

c.            Entire Agreement. This Agreement and the Exhibits attached hereto constitute the entire agreement and understanding between the parties with respect to the subject matters herein, and supersede and replace any prior agreements and understandings, whether oral or written between and among them with respect to such matters. The provisions of this Agreement after the Effective Date may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of the Company and LC Facilitator.

d.            Title and Subtitles. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

e.            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

f.            Applicable Law. This Agreement shall be governed by and construed in accordance with laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.

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g.            Venue. Any action, arbitration, or proceeding arising directly or indirectly from this Agreement or any other instrument or security referenced herein shall be litigated or arbitrated, as appropriate, in the County of San Francisco, in the State of California.

h.            Notices. All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, telecopier, or overnight air courier guaranteeing next day delivery at the address set forth on the signature page hereof. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days prior written notice of such change in accordance herewith.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

COMPANY:		Address for Notice:

JAGUAR HEALTH, INC.		201 Mission Street, Suite 2375 San Francisco, CA 94105
Fax: (415) 371-8311
By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: CEO and President

CHARLES CONTE, M.D.		Address for Notice:

/s/ Charles Conte, M.D.

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